Exhibit 99.1

Piper Jaffray Companies
800 Nicollet Mall, Minneapolis, MN 55402-7020
C O N T A C T
Pamela Steensland
Tel: 612 303-8184
pamela.k.steensland@pjc.com

F O R   I M M E D I A T E   R E L E A S E

Piper Jaffray Companies Expands Municipal Business with

Acquisition of Seattle-Northwest Securities Corporation

MINNEAPOLIS, April 17, 2013 — Piper Jaffray (NYSE: PJC), a leading investment bank and asset management firm, today announced that it  has entered a definitive agreement to purchase Seattle-Northwest Securities Corporation (“Seattle-Northwest”) in a transaction valued at approximately $21 million.  Upon closing, the tangible book value of Seattle-Northwest is estimated to be $13 million.

Founded in 1970, Seattle-Northwest is a leading public finance firm in the Northwest region.  The firm is an established leader in underwriting municipal securities, and its sales and trading division distributes bonds nationwide. Piper Jaffray and Seattle-Northwest have minimal geographic and business overlap, and the combination further strengthens Piper Jaffray’s public finance leadership in serving the middle market.

“This is a great combination for both firms,” said Andrew Duff, chairman and CEO of Piper Jaffray.  “We have known and respected Seattle-Northwest for many years.  A key part of our firm’s strategy is investing in our public finance business, and this represents a significant step forward in developing a national franchise for our business.”

“Joining forces with Piper Jaffray will allow us to build on Seattle-Northwest’s strength and reputation in the Pacific Northwest,” said Karl Leaverton, CEO and president of Seattle-Northwest. “We believe there is a strong cultural fit between our firms, and our employees and clients will benefit from Piper Jaffray’s specialized products, deep inventory and strong capital base.”

The agreement is subject to approval by Seattle-Northwest’s shareholders, and regulatory approvals and customary closing conditions and expected to close in the second half of 2013.

About Piper Jaffray

Piper Jaffray is a leading investment bank and asset management firm serving clients in the U.S. and internationally. Our proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London and Zurich. www.piperjaffray.com

Cautionary Note Regarding Forward-Looking Information

This announcement contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements.  These forward-looking statements cover, among other things, the future prospects of the Company and management’s expectations regarding revenues, return on equity, and cost synergies.  Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the transaction announced in this release may not be completed, or completed within the expected timeframe; (2) the costs or difficulties relating to the combination of the businesses may be greater than expected and may adversely affect our results of operations and financial condition; (3) the expected benefits of the transaction, including revenue growth for our public finance business, may take longer than anticipated to achieve and may not be achieved in their entirety or at all and will in part depend on the ability of the Company to retain and hire key personnel and maintain relationships with clients pending the consummation of the transaction; (4) developments in market and economic conditions have in the past adversely affected, and may in the future adversely affect, the business and profitability of the Company; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and updated in our subsequent reports filed with the SEC. These reports are available at www.piperjaffray.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

© 2013 Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402-7020

###